FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analyst: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports Second Quarter 2016 EPS of $0.34 Per Share
Quarterly Highlights include:

•	Profitability sustained: 69th consecutive quarter of profitability

•	Integration activities progress: Planned merger with Huntington Bancshares Incorporated ("Huntington") on schedule; merger-related costs of $2.5 million

•	Strategic branch consolidations: $4.1 million nonmerger-related real estate write-downs primarily due to 9 branch consolidations

•	Loan growth continued: Total loan growth of $118.2 million, or 0.73% from the prior quarter

•	Credit quality remained solid: Net charge-offs to average originated loans of 0.13%

•	Balance sheet remained strong: Strong common equity ratio (GAAP) 11.27% and tangible common equity ratio (non-GAAP)[1] at 8.48%

Akron, Ohio (July 26, 2016) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported second quarter 2016 net income of $58.3 million, or $0.34 per diluted share. Excluding merger-related charges and nonmerger-related real estate write-downs primarily due to branch consolidations of $6.6 million, or $4.3 million after tax, EPS was $0.361 per diluted share. This compares with $54.1 million, or $0.31 per diluted share, for the first quarter 2016 and $56.6 million, or $0.33 per diluted share, for the second quarter 2015.

On June 13, 2016, the respective shareholders of Huntington and FirstMerit approved the proposed merger of FirstMerit into Huntington during special meetings held in Akron, Ohio by FirstMerit and in Columbus, Ohio by Huntington.

“FirstMerit’s results in the second quarter of 2016 reflect the hard work and dedication of our employees across the organization. We continue to focus on our up coming merger with Huntington and expect to close in the third quarter, as planned, creating one of the strongest regional banks in the country,” said Paul G. Greig, Chairman, President and CEO, FirstMerit Corporation.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Earnings Summary

				Change 2Q 2016 vs.
	2016	2016	2015	2016	2015
(Dollars in thousands, except per share amounts)	2nd qtr	1st qtr	2nd qtr	1st qtr	2nd qtr
Net interest income TE [1]	$189,897	$189,115	$189,018	0.41%	0.47%
Diluted earnings per common share	0.34	0.31	0.33	9.68	3.03
Net interest margin on TE basis[1]	3.30%	3.32%	3.39%
Return on average assets	0.90	0.84	0.90
Return on average common equity (GAAP)	7.79	7.33	7.85
Return on average tangible common equity (non-GAAP) [1]	11.10	10.52	11.44

Net Interest Margin

The net interest margin on a TE basis decreased two basis points compared with the prior quarter, due to the amortization of higher yielding covered and acquired loans offset by higher balances and higher yields on originated loans. During the second quarter 2016, the yield on originated loans increased three basis points compared with the prior quarter.  At June 30, 2016, 81% of the Corporation's commercial loan portfolio is variable or floating rate and will support margin expansion in a rising rate environment. Yields in acquired and FDIC acquired loans decreased compared with the prior quarter, while yields on interest-bearing liabilities remained consistent with the prior quarter.

Loans

Average originated loans were $14.5 billion during the second quarter 2016, an increase of $302.1 million, or 2.13%, compared with the first quarter 2016, and an increase of $1.4 billion, or 10.67%, compared with the second quarter 2015. Originated loans grew in both the commercial and consumer portfolios across the footprint, predominantly in Michigan and Chicago as we continue to penetrate those markets. Average originated commercial loans increased $65.6 million, or 0.73%, compared with the prior quarter, and increased $573.2 million, or 6.74%, compared with the year-ago quarter. Average originated installment loans increased $206.0 million, or 6.76%, compared with the prior quarter, and increased $635.4 million, or 24.27%, compared with the year-ago quarter.

Deposits

Average deposits were $21.0 billion during the second quarter 2016, an increase of $331.8 million, or 1.61%, compared with the first quarter 2016, and an increase of $1.3 billion, or 6.53%, compared with the second quarter 2015. Average core deposits were $18.9 billion during the second quarter 2016, or 89.95% of total average deposits, an increase of $428.6 million, or 2.33%, compared with the first quarter 2016 and an increase of $1.5 billion, or 8.44%, compared with the second quarter 2015. Deposit growth continued to be strong, reflecting seasonality and increased balances across the footprint. Despite decreases in short-term interest rates, deposit costs remained unchanged from the prior quarter.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Noninterest Income

				Change 2Q 2016 vs.
	2016	2016	2015	2016	2015
(Dollars in thousands)	2nd qtr	1st qtr	2nd qtr	1st qtr	2nd qtr
Trust department income	$11,167	$10,284	$10,820	8.59%	3.21%
Service charges on deposits	16,263	15,586	16,704	4.34	(2.64)
Credit card fees	14,942	13,578	14,124	10.05	5.79
ATM and other service fees	6,427	6,234	6,345	3.10	1.29
Bank owned life insurance income	4,186	3,696	3,697	13.26	13.23
Investment services and insurance	3,851	3,905	3,871	(1.38)	(0.52)
Investment securities gains/(losses), net	2,164	295	567	633.56	281.66
Loan sales and servicing income	1,995	1,852	3,276	7.72	(39.10)
Other operating income	4,120	11,964	7,178	(65.56)	(42.60)
Total noninterest income	$65,115	$67,394	$66,582	(3.38)%	(2.20)%

Noninterest income, excluding net securities gains, as a percentage of net revenue[1]	24.90%	26.19%	25.88%

Noninterest income, excluding gains and losses on securities transactions1, for the second quarter 2016 was $63.0 million, a decrease of $4.1 million, or 6.18%, from the first quarter 2016 and a decrease of $3.1 million, or 4.64%, from the second quarter 2015. The decrease in noninterest income as a percentage of net revenue in the second quarter of 2016 compared with the first quarter of 2016 and first quarter of 2015 reflects $4.1 million of nonmerger-related real estate write-downs primarily due to branch consolidations, or $2.7 million of costs after tax expense which are included in Other operating income.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Noninterest Expense

				Change 2Q 2016 vs.
	2016	2016	2015	2016	2015
(Dollars in thousands)	2nd qtr	1st qtr	2nd qtr	1st qtr	2nd qtr
Salaries and wages	$68,752	$69,410	$67,485	(0.95)%	1.88%
Pension and employee benefits	18,037	16,470	18,535	9.51	(2.69)
Net occupancy expense	13,466	14,774	13,727	(8.85)	(1.90)
Equipment expense	12,078	12,408	12,592	(2.66)	(4.08)
Taxes, other than federal income taxes	1,922	2,031	2,032	(5.37)	(5.41)
Stationary, supplies and postage	2,945	3,619	3,370	(18.62)	(12.61)
Bankcard, loan processing and other costs	12,269	11,008	12,461	11.46	(1.54)
Advertising	3,685	3,260	3,103	13.04	18.76
Professional services	4,467	8,351	5,358	(46.51)	(16.63)
Telephone	2,115	2,424	2,599	(12.75)	(18.62)
Amortization of intangibles	2,304	2,304	2,598	—	(11.32)
FDIC expense	5,192	5,445	5,077	(4.65)	2.27
Other operating expenses	13,088	15,459	12,737	(15.34)	2.76
Total noninterest expense	$160,320	$166,963	$161,674	(3.98)%	(0.84)%

Efficiency ratio[1]	62.49%	64.27%	62.37%

Noninterest expense for the second quarter 2016 was $160.3 million, a decrease of $6.6 million, or 3.98%, from the first quarter 2016, and a decrease of $1.4 million, or 0.84%, from the second quarter 2015. Included in noninterest expense for the second quarter 2016 was $2.5 million of merger-related costs, or $1.6 million of after tax expense. Professional services expense decreased $3.9 million, or 46.51%, from the first quarter 2016, and $0.9 million, or 16.63%, from the second quarter 2015 primarily from merger-related costs. Salaries and wages decreased 0.7 million, or 0.95%, compared with the first quarter of 2016, demonstrating expense discipline. Other operating expense experienced a decrease of $2.4 million, or 15.34%, from the first quarter 2016 primarily due to a decrease in expense for the reserve for unfunded lending commitments, gain on sale of other real estate owned, which were offset by an increase in the expense for the FDIC true-up liability.

Provision for Income Taxes

The effective tax rate was 30.98% for the second quarter 2016, compared with 30.40% for the first quarter 2016, and 30.19% for the second quarter 2015.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

				Change 2Q 2016 vs.
	2016	2016	2015	2016	2015
(Dollars in thousands)	2nd qtr	1st qtr	2nd qtr	1st qtr	2nd qtr
Net charge-offs	$4,687	$7,630	$6,672	(38.57)%	(29.75)%
Net charge-offs on average originated loans	0.13%	0.22%	0.20%
Nonperforming loans at period end	$84,297	$73,701	$55,142	14.38	52.87
Nonperforming assets at period end	115,653	112,293	117,311	2.99	(1.41)
Allowance for loan losses	105,175	102,915	101,682	2.20	3.44
Allowance for loan losses to nonperforming loans	124.77%	139.64%	184.40%
Provision for originated loan losses	$6,947	$5,410	$10,809	28.41	(35.73)

Nonperforming loans totaled $84.3 million at June 30, 2016, an increase of $10.6 million, or 14.38%, compared with March 31, 2016 and an increase of $29.2 million, or 52.87%, compared with June 30, 2015 due to two notes, approximating $12.2 million, with the remaining principal balances being paid off in full subsequent to June 30, 2016.

Nonperforming assets totaled $115.7 million at June 30, 2016, an increase of $3.4 million, or 2.99%, compared with March 31, 2016 and a decrease of $1.7 million, or 1.41%, compared with June 30, 2015. Nonperforming assets at June 30, 2016 represented 0.79% of period-end originated loans plus noncovered other real estate compared with 0.78% at March 31, 2016 and 0.87% at June 30, 2015. Included in nonperforming assets as of June 30, 2016 were $19.0 million of OREO no longer covered by FDIC loss share agreements.

The allowance for originated loan losses totaled $105.2 million at June 30, 2016. At June 30, 2016, the allowance for originated loan losses was 0.72% of period-end originated loans, compared with 0.72% at March 31, 2016, and 0.76% at June 30, 2015. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. The allowance for credit losses was 0.75% of period end originated loans at June 30, 2016, compared with 0.75% at March 31, 2016, and 0.79% at June 30, 2015. The allowance for credit losses to nonperforming loans was 129.65% at June 30, 2016, compared with 146.35% at March 31, 2016, and 191.48% at June 30, 2015.

Capital

Shareholders’ equity was $3.0 billion at June 30, 2016 and March 31, 2016, and $2.9 billion as of June 30, 2015. The Corporation continued to have a strong capital position as tangible common equity1 to assets was 8.48% at June 30, 2016, compared with 8.30% at March 31, 2016 and 8.09% at June 30, 2015. The common share cash dividend paid in the second quarter 2016 was $0.17 per share.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

At June 30, 2016, Basel III capital ratios on a transitional basis remain well in excess of applicable regulatory requirements, with a total risk-based capital ratio of 13.94%, and a common equity tier 1 risk-based capital ratio of 10.75%.

Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this news release contains certain non-GAAP financial information and performance measures. The Corporation's management uses these non-GAAP financial measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The Corporation evaluates its net interest income on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income excluding gains and losses on the sale of securities. The Corporation views related ratios and analysis (i.e., efficiency ratios) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

Adjusted net income, a non-GAAP financial measure, eliminates the effects of restructure, merger-related, and nonmerger-related real estate due to branch consolidation costs. This measure makes it easier to analyze our results by presenting them on a more comparable basis.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

The following tables provide reconciliations of these non-GAAP measures to financial measures defined by GAAP.

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
		Quarters
(unaudited)		2016	2016	2015	2015	2015
(Dollars in thousands)		2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Net interest income (GAAP)		$186,078	$185,156	$185,231	$185,323	$185,118
Plus:	Fully taxable-equivalent adjustment	3,819	3,959	3,748	3,796	3,900
Net interest income on a fully taxable-equivalent basis (non-GAAP)		189,897	189,115	188,979	189,119	189,018
Average earning assets		23,121,303	22,890,082	22,747,631	22,548,977	22,352,721
Net interest margin on a fully taxable-equivalent basis (non-GAAP)		3.30%	3.32%	3.30%	3.33%	3.39%

Reconciliation of noninterest income and noninterest expense to adjusted noninterest income and adjusted noninterest expense
		Quarters
(unaudited)		2016	2016	2015	2015	2015
(Dollars in thousands)		2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Noninterest expense (GAAP)		$160,320	$166,963	$155,622	$160,742	$161,674
Less:	Intangible asset amortization	2,304	2,304	2,598	2,598	2,598
Adjusted noninterest expense (non-GAAP)		158,016	164,659	153,024	158,144	159,076
Noninterest income (GAAP)		65,115	67,394	65,143	71,426	66,582
Less:	Securities gains/(losses)	2,164	295	(5)	41	567
Adjusted noninterest income (non-GAAP)		62,951	67,099	65,148	71,385	66,015
Net interest income on a fully taxable-equivalent basis (non-GAAP)		189,897	189,115	188,979	189,119	189,018
Adjusted revenue (non-GAAP)		252,848	256,214	254,127	260,504	255,033
Efficiency ratio (non-GAAP)		62.49%	64.27%	60.22%	60.71%	62.37%

Reconciliation of shareholders' equity to tangible common equity, and total assets to tangible assets
		Quarters
(unaudited)		2016	2016	2015	2015	2015
(Dollars in thousands, except per share amounts)		2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Shareholders’ equity (GAAP)		$3,047,159	$2,997,957	$2,940,095	$2,937,300	$2,887,957
Less:	Preferred stock	100,000	100,000	100,000	100,000	100,000
Common shareholders' equity (non-GAAP)		2,947,159	2,897,957	2,840,095	2,837,300	2,787,957
Less:	Intangible assets	56,020	58,324	60,628	63,226	65,824
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible common equity (non-GAAP)		2,149,399	2,097,893	2,037,727	2,032,334	1,980,393
Total assets (GAAP)		$26,150,587	$26,062,649	$25,524,604	$25,246,917	$25,297,014
Less:	Intangible assets	56,020	58,324	60,628	63,226	65,824
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible assets (non-GAAP)		$25,352,827	$25,262,585	$24,722,236	$24,441,951	$24,489,450
Period end common shares		166,169	165,720	165,758	165,759	165,773
Tangible book value per common share		$12.94	$12.66	$12.29	$12.26	$11.95
Common equity to total assets ratio (GAAP)		11.27%	11.12%	11.13%	11.24%	11.02%
Tangible common equity to tangible assets ratio (non-GAAP)		8.48%	8.30%	8.24%	8.31%	8.09%

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Reconciliation of net income to adjusted net income
		Quarters
	(unaudited)	2016	2016	2015	2015	2015
	(Dollars in thousands, except per share amounts)	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
	Net income (GAAP)	$58,309	$54,136	$56,749	$59,012	$56,584
	Net income adjustments
Plus:	Merger-related personnel, and restructure expenses, net of taxes	813	332	(200)	—	—
	Merger-related nonpersonnel expenses, net of taxes	799	3,214	—	—	—
	Real estate write-downs due to branch consolidation costs, net of taxes	2,679	—	—	—	1,149
	Adjusted net income (non-GAAP)	62,600	57,682	56,549	59,012	57,733
	Annualized net income (GAAP)	234,518	217,734	225,145	234,124	226,958
	Annualized adjusted net income (non-GAAP)	251,776	231,996	224,352	234,124	231,566
	Average assets (GAAP)	25,923,566	25,770,857	25,370,946	25,217,856	25,129,859
	Average equity (GAAP)	3,012,218	2,970,167	2,943,268	2,909,660	2,892,432
	Average tangible common equity (non-GAAP)	2,113,336	2,068,981	2,039,639	2,003,423	1,983,603
	Return on average assets (GAAP)	0.90%	0.84%	0.89%	0.93%	0.90%
	Adjusted return on average assets (non-GAAP)	0.97%	0.90%	0.88%	0.93%	0.92%
	Return on average equity (GAAP)	7.79%	7.33%	7.65%	8.05%	7.85%
	Adjusted return on average equity (non-GAAP)	8.36%	7.81%	7.62%	8.05%	8.01%
	Return on average tangible common equity (non-GAAP)	11.10%	10.52%	11.04%	11.69%	11.44%
	Adjusted return on average tangible common equity (non-GAAP)	11.91%	11.21%	11.00%	11.69%	11.67%

	Net income used in diluted EPS calculation	$56,344	$52,280	$54,827	$57,066	$54,648
Plus:	Merger-related personnel costs, and restructure costs, net of taxes	813	332	(200)	—	—
	Merger-related nonpersonnel costs, net of taxes	799	3,214	—	—	—
	Real estate write-downs due to branch consolidation costs, net of taxes	2,679	—	—	—	1,149
	Adjusted net income used in diluted EPS calculation (non-GAAP)	60,635	55,826	54,627	57,066	55,797
	Weighted average number of common shares outstanding - diluted	166,807	166,239	166,222	166,058	166,277
	Diluted earnings per common share	$0.34	$0.31	$0.33	$0.34	$0.33
	Adjusted diluted earnings per common share (non-GAAP)	0.36	0.34	0.33	0.34	0.34

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

Subsequent Events

The Corporation is required under GAAP to evaluate subsequent events through the filing of its consolidated financial statements for the six months ended June 30, 2016 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2016 and will adjust amounts preliminarily reported, if necessary.

On July 8, 2016, the Corporation consummated the sale of 4 branches, located in Wisconsin, for a gain of approximately $1.2 million, after tax.

As previously disclosed, on July 13, 2016, Huntington and FirstMerit have reached an agreement with the U.S. Department of Justice to divest 13 FirstMerit branches and associated assets, deposits and employees located in Ohio.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $26.2 billion as of June 30, 2016, and 359 banking offices and 400 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A. and FirstMerit Mortgage Corporation.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, the ability to complete the proposed merger with Huntington in a timely manner, if at all, the possibility that the anticipated benefits of the merger with Huntington are not realized when expected or at all, competitive pressures, changes in accounting, tax or regulatory practices or requirements, and those risk factors detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2016	2016	2015	2015	2015
	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
EARNINGS
Net interest income TE (1)	$189,897	$189,115	$188,979	$189,119	$189,018
TE adjustment (1)	3,819	3,959	3,748	3,796	3,900
Provision for originated loan losses	6,947	5,410	12,487	10,402	10,809
Provision/(recapture) for acquired loan losses	(341)	1,131	1,503	144	(952)
Provision/(recapture) for FDIC acquired loan losses	(215)	1,268	(379)	3,729	(891)
Noninterest income	65,115	67,394	65,143	71,426	66,582
Noninterest expense	160,320	166,963	155,622	160,742	161,674
Net income	58,309	54,136	56,749	59,012	56,584
Diluted EPS (3)	0.34	0.31	0.33	0.34	0.33
PERFORMANCE RATIOS
Return on average assets (ROA)	0.90%	0.84%	0.89%	0.93%	0.90%
Return on average equity (ROE)	7.79%	7.33%	7.65%	8.05%	7.85%
Return on average tangible common equity (1)	11.10%	10.52%	11.04%	11.69%	11.44%
Net interest margin TE (1)	3.30%	3.32%	3.30%	3.33%	3.39%
Efficiency ratio (1)	62.49%	64.27%	60.22%	60.71%	62.37%
Number of full-time equivalent employees	3,844	3,949	3,926	3,961	4,017
MARKET DATA
Book value per common share	$18.34	$18.09	$17.74	$17.72	$17.42
Tangible book value per common share (1)	12.94	12.66	12.29	12.26	11.95
Period end common share market value	20.27	21.05	18.65	17.67	20.83
Market as a % of book	111%	116%	105%	100%	120%
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.16
Common Stock dividend payout ratio	50.00%	54.84%	51.52%	50.00%	48.48%
Average basic common shares	166,188	165,745	165,762	165,762	165,736
Average diluted common shares	166,807	166,239	166,222	166,058	166,277
Period end common shares	166,169	165,720	165,758	165,759	165,773
Common shares repurchased	167	55	15	20	211
Common Stock market capitalization	$3,368,246	$3,488,406	$3,091,387	$2,928,962	$3,453,052
ASSET QUALITY (excluding acquired, FDIC acquired loans and covered OREO) (2)
Gross charge-offs	$10,798	$13,014	$15,514	$13,398	$11,298
Net charge-offs	4,687	7,630	11,407	8,029	6,672
Allowance for originated loan losses	105,175	102,915	105,135	104,055	101,682
Reserve for unfunded lending commitments	4,112	4,944	4,068	3,574	3,905
Nonperforming assets (NPAs)	115,653	112,293	94,498	107,058	117,311
Net charge-offs to average loans ratio	0.13%	0.22%	0.33%	0.24%	0.20%
Allowance for originated loan losses to period-end loans	0.72%	0.72%	0.74%	0.76%	0.76%
Allowance for credit losses to period-end loans	0.75%	0.75%	0.77%	0.79%	0.79%
NPAs to loans and other real estate	0.79%	0.78%	0.67%	0.78%	0.87%
Allowance for originated loan losses to nonperforming loans	124.77%	139.64%	238.37%	221.22%	184.40%
Allowance for credit losses to nonperforming loans	129.65%	146.35%	247.60%	228.82%	191.48%
CAPITAL & LIQUIDITY
Period end tangible common equity to assets (1)	8.48%	8.30%	8.24%	8.31%	8.09%
Average equity to assets	11.62%	11.53%	11.60%	11.54%	11.51%
Average equity to total loans	18.56%	18.48%	18.50%	18.48%	18.59%
Average total loans to deposits	77.42%	77.87%	79.54%	78.91%	79.06%
AVERAGE BALANCES
Assets	$25,923,566	$25,770,857	$25,370,946	$25,217,856	$25,129,859
Deposits	20,967,450	20,635,665	20,002,793	19,957,586	19,682,662
Originated loans	14,489,924	14,187,793	13,863,910	13,528,268	13,092,972
Acquired loans, including FDIC acquired loans, less loss share receivable	1,743,799	1,881,965	2,047,167	2,219,488	2,468,035
Earning assets	23,121,303	22,890,082	22,747,631	22,548,977	22,352,721
Shareholders' equity	3,012,218	2,970,167	2,943,268	2,909,660	2,892,432
ENDING BALANCES
Assets	$26,150,587	$26,062,649	$25,524,604	$25,246,917	$25,297,014
Deposits	20,952,643	21,101,366	20,108,003	19,821,916	19,673,850
Originated loans	14,665,631	14,389,513	14,118,505	13,648,325	13,355,912
Acquired loans, including FDIC acquired loans, less loss share receivable	1,669,420	1,826,501	1,948,493	2,140,029	2,337,378
Goodwill	741,740	741,740	741,740	741,740	741,740
Intangible assets	56,020	58,324	60,628	63,226	65,824
Earning assets	23,432,253	23,525,620	22,955,435	22,661,171	22,599,272
Total shareholders' equity	3,047,159	2,997,957	2,940,095	2,937,300	2,887,957
NOTES:

(1) Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures section of this press release for a reconciliation to GAAP financial measures.
(2) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

expired at March 31, 2015 and June 30, 2015, respectively. As of June 30, 2016, $65.0 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(3) Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters presented.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	June 30,	December 31,	June 30,
(Unaudited, except December 31, 2015, which is derived from the audited financial statements)	2016	2015	2015
ASSETS
Cash and due from banks	$420,818	$380,799	$472,848
Interest-bearing deposits in banks	103,469	83,018	114,741
Total cash and cash equivalents	524,287	463,817	587,589
Investment securities:
Held-to-maturity	2,514,161	2,674,093	2,787,513
Available-for-sale	4,318,688	3,967,735	3,838,509
Other investments	148,367	148,172	147,967
Loans held for sale	3,962	5,472	5,432
Loans	16,343,606	16,076,945	15,705,110
Allowance for loan losses	(149,649)	(153,691)	(148,259)
Net loans	16,193,957	15,923,254	15,556,851
Premises and equipment, net	293,209	319,488	313,819
Goodwill	741,740	741,740	741,740
Intangible assets	56,020	60,628	65,824
Covered other real estate	940	2,134	1,065
Accrued interest receivable and other assets	1,355,256	1,218,071	1,250,705
Total assets	$26,150,587	$25,524,604	$25,297,014
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$6,011,531	$5,942,248	$5,725,850
Interest-bearing	3,477,483	3,476,729	3,304,969
Savings and money market accounts	9,354,868	8,450,123	8,418,716
Certificates and other time deposits	2,108,761	2,238,903	2,224,315
Total deposits	20,952,643	20,108,003	19,673,850
Federal funds purchased and securities sold under agreements to repurchase	686,890	1,037,075	1,519,250
Wholesale borrowings	468,447	580,648	366,074
Long-term debt	526,389	505,173	497,393
Accrued taxes, expenses, and other liabilities	469,059	353,610	352,490
Total liabilities	23,103,428	22,584,509	22,409,057
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	100,000	100,000
Common stock warrant	—	—	—
Common Stock, without par value; authorized 300,000,000 shares; issued: June 30, 2016, December 31, 2015 and June 30, 2015 - 170,183,515 shares	127,937	127,937	127,937
Capital surplus	1,383,266	1,386,677	1,379,194
Accumulated other comprehensive loss	(29,473)	(79,274)	(67,621)
Retained earnings	1,572,681	1,519,438	1,462,859
Treasury stock, at cost: June 30, 2016 - 4,014,513; December 31, 2015 - 4,425,927; June 30, 2015 - 4,410,939 shares	(107,252)	(114,683)	(114,412)
Total shareholders' equity	3,047,159	2,940,095	2,887,957
Total liabilities and shareholders' equity	$26,150,587	$25,524,604	$25,297,014

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Period End Loans by Product Type
(Unaudited)	As of June 30, 2016
(In thousands)	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,882,994	$181,503	$31,274	$6,095,771
CRE	2,035,498	368,800	79,888	2,484,186
Construction	705,340	4,111	4,631	714,082
Leases	508,534	—	—	508,534
Total Commercial	9,132,366	554,414	115,793	9,802,573
Mortgage	728,534	292,877	33,370	1,054,781
Installment	3,353,084	494,429	1,808	3,849,321
Home equity	1,276,661	146,916	29,813	1,453,390
Credit card	174,986	—	—	174,986
Total Consumer	5,533,265	934,222	64,991	6,532,478
Subtotal	14,665,631	1,488,636	180,784	16,335,051
Loss share receivable	—	—	8,555	8,555
Total loans	14,665,631	1,488,636	189,339	16,343,606
Allowance for loan losses	(105,175)	(4,256)	(40,218)	(149,649)
Net loans	$14,560,456	$1,484,380	$149,121	$16,193,957

	As of March 31, 2016
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,837,315	$230,700	$31,930	$6,099,945
CRE	2,079,662	391,863	85,304	2,556,829
Construction	670,825	5,467	4,889	681,181
Leases	512,929	—	—	512,929
Total Commercial	9,100,731	628,030	122,123	9,850,884
Mortgage	700,138	308,618	34,594	1,043,350
Installment	3,154,912	539,313	1,942	3,696,167
Home equity	1,254,709	157,745	34,136	1,446,590
Credit card	179,023	—	—	179,023
Total Consumer	5,288,782	1,005,676	70,672	6,365,130
Subtotal	14,389,513	1,633,706	192,795	16,216,014
Loss share receivable	—	—	9,436	9,436
Total loans	14,389,513	1,633,706	202,231	16,225,450
Allowance for loan losses	(102,915)	(4,423)	(44,599)	(151,937)
Net loans	$14,286,598	$1,629,283	$157,632	$16,073,513

	As of December 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,793,408	$240,145	$35,466	$6,069,019
CRE	2,077,344	430,891	87,774	2,596,009
Construction	645,337	6,113	5,869	657,319
Leases	491,741	—	—	491,741
Total Commercial	9,007,830	677,149	129,109	9,814,088
Mortgage	689,045	324,008	35,568	1,048,621
Installment	2,990,349	573,372	2,077	3,565,798
Home equity	1,248,438	168,542	38,668	1,455,648
Credit card	182,843	—	—	182,843
Total Consumer	5,110,675	1,065,922	76,313	6,252,910
Subtotal	14,118,505	1,743,071	205,422	16,066,998
Loss share receivable	—	—	9,947	9,947
Total loans	14,118,505	1,743,071	215,369	16,076,945
Allowance for loan losses	(105,135)	(3,877)	(44,679)	(153,691)
Net loans	$14,013,370	$1,739,194	$170,690	$15,923,254

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

	As of September 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,521,955	$274,552	$38,787	$5,835,294
CRE	2,089,533	497,690	94,531	2,681,754
Construction	619,569	6,172	5,859	631,600
Leases	461,642	—	—	461,642
Total Commercial	8,692,699	778,414	139,177	9,610,290
Mortgage	673,591	341,278	36,362	1,051,231
Installment	2,899,559	611,061	2,156	3,512,776
Home equity	1,212,084	184,211	47,370	1,443,665
Credit card	170,392	—	—	170,392
Total Consumer	4,955,626	1,136,550	85,888	6,178,064
Subtotal	13,648,325	1,914,964	225,065	15,788,354
Loss share receivable	—	—	10,926	10,926
Total loans	13,648,325	1,914,964	235,991	15,799,280
Allowance for loan losses	(104,055)	(4,199)	(45,196)	(153,450)
Net loans	$13,544,270	$1,910,765	$190,795	$15,645,830

	As of June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,471,363	$337,423	$38,138	$5,846,924
CRE	2,138,373	533,945	101,808	2,774,126
Construction	586,894	6,230	5,875	598,999
Leases	436,702	—	—	436,702
Total Commercial	8,633,332	877,598	145,821	9,656,751
Mortgage	653,143	358,559	38,029	1,049,731
Installment	2,720,059	659,348	2,299	3,381,706
Home equity	1,180,802	200,179	55,545	1,436,526
Credit card	168,576	—	—	168,576
Total Consumer	4,722,580	1,218,086	95,873	6,036,539
Subtotal	13,355,912	2,095,684	241,694	15,693,290
Loss share receivable	—	—	11,820	11,820
Total loans	13,355,912	2,095,684	253,514	15,705,110
Allowance for loan losses	(101,682)	(4,950)	(41,627)	(148,259)
Net loans	$13,254,230	$2,090,734	$211,887	$15,556,851

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans acquired in an FDIC-assisted transaction. Certain non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of June 30, 2016, $65.0 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Three Months Ended
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
ASSETS
Cash and cash equivalents	$622,355	$724,095	$415,756	$457,317	$518,820
Investment securities:
Held-to-maturity	2,562,583	2,636,516	2,713,636	2,754,001	2,806,325
Available-for-sale	4,163,822	4,020,701	3,959,051	3,881,959	3,816,827
Other investments	148,344	148,165	148,176	147,961	148,577
Loans held for sale	3,652	5,253	5,028	4,929	3,631
Loans	16,242,902	16,079,447	15,921,740	15,760,127	15,577,361
Allowance for loan losses	(151,267)	(152,600)	(151,192)	(147,136)	(146,558)
Net loans	16,091,635	15,926,847	15,770,548	15,612,991	15,430,803
Total earning assets	23,121,303	22,890,082	22,747,631	22,548,977	22,352,721
Premises and equipment, net	301,717	313,056	312,771	313,336	320,492
Accrued interest receivable and other assets	2,029,458	1,996,224	2,045,980	2,045,362	2,084,384
TOTAL ASSETS	$25,923,566	$25,770,857	$25,370,946	$25,217,856	$25,129,859
LIABILITIES
Deposits:
Noninterest-bearing	$6,035,959	$5,990,796	$5,982,186	$5,897,768	$5,722,240
Interest-bearing	3,601,589	3,590,598	3,352,908	3,353,541	3,203,836
Savings and money market accounts	9,223,623	8,851,135	8,408,703	8,480,682	8,467,845
Certificates and other time deposits	2,106,279	2,203,136	2,258,996	2,225,595	2,288,741
Total deposits	20,967,450	20,635,665	20,002,793	19,957,586	19,682,662
Federal funds purchased and securities sold under
agreements to repurchase	689,279	844,290	1,131,659	1,109,924	1,285,920
Wholesale borrowings	376,838	473,149	402,679	377,594	393,379
Long-term debt	519,376	505,376	508,954	497,566	508,744
Total funds	22,552,943	22,458,480	22,046,085	21,942,670	21,870,705
Accrued taxes, expenses and other liabilities	358,405	342,210	381,593	365,526	366,722
Total liabilities	22,911,348	22,800,690	22,427,678	22,308,196	22,237,427
SHAREHOLDERS' EQUITY
Preferred stock	100,000	100,000	100,000	100,000	100,000
Common stock warrant	—	—	—	—	1,385
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,381,423	1,388,171	1,383,777	1,380,622	1,382,717
Accumulated other comprehensive loss	(48,020)	(61,309)	(60,821)	(63,402)	(51,571)
Retained earnings	1,557,784	1,530,545	1,507,069	1,479,181	1,447,195
Treasury stock	(106,906)	(115,177)	(114,694)	(114,678)	(115,231)
Total shareholders' equity	3,012,218	2,970,167	2,943,268	2,909,660	2,892,432
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,923,566	$25,770,857	$25,370,946	$25,217,856	$25,129,859

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Loans by Product Type (Unaudited)
(In thousands)	Three Months Ended June 30, 2016
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,809,398	$199,284	$32,235	$6,040,917
CRE	2,082,740	382,614	83,582	2,548,936
Construction	677,802	5,061	4,682	687,545
Leases	510,273	—	—	510,273
Total Commercial	9,080,213	586,959	120,499	9,787,671
Mortgage	708,899	299,414	34,047	1,042,360
Installment	3,253,720	517,193	1,874	3,772,787
Home equity	1,270,307	152,556	31,257	1,454,120
Credit card	176,785	—	—	176,785
Total Consumer	5,409,711	969,163	67,178	6,446,052
Subtotal	14,489,924	1,556,122	187,677	16,233,723
Loss share receivable	—	—	9,179	9,179
Total loans	14,489,924	1,556,122	196,856	16,242,902
Allowance for loan losses	(103,889)	(4,121)	(43,257)	(151,267)
Net loans	$14,386,035	$1,552,001	$153,599	$16,091,635

	Three Months Ended March 31, 2016
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,778,863	$225,036	$33,090	$6,036,989
CRE	2,082,698	415,678	86,816	2,585,192
Construction	660,967	5,604	5,207	671,778
Leases	492,124	—	—	492,124
Total Commercial	9,014,652	646,318	125,113	9,786,083
Mortgage	694,598	316,722	34,942	1,046,262
Installment	3,047,754	557,826	1,985	3,607,565
Home equity	1,251,696	162,930	36,129	1,450,755
Credit card	179,093	—	—	179,093
Total Consumer	5,173,141	1,037,478	73,056	6,283,675
Subtotal	14,187,793	1,683,796	198,169	16,069,758
Loss share receivable	—	—	9,689	9,689
Total loans	14,187,793	1,683,796	207,858	16,079,447
Allowance for loan losses	(104,468)	(3,970)	(44,162)	(152,600)
Net loans	$14,083,325	$1,679,826	$163,696	$15,926,847

	Three Months Ended December 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,640,987	$263,937	$36,903	$5,941,827
CRE	2,090,700	463,379	91,944	2,646,023
Construction	628,139	6,143	5,858	640,140
Leases	461,798	—	—	461,798
Total Commercial	8,821,624	733,459	134,705	9,689,788
Mortgage	682,185	331,283	35,919	1,049,387
Installment	2,950,953	590,352	2,108	3,543,413
Home equity	1,232,035	175,827	43,514	1,451,376
Credit card	177,113	—	—	177,113
Total Consumer	5,042,286	1,097,462	81,541	6,221,289
Subtotal	13,863,910	1,830,921	216,246	15,911,077
Loss share receivable	—	—	10,663	10,663
Total loans	13,863,910	1,830,921	226,909	15,921,740
Allowance for loan losses	(102,524)	(2,750)	(45,918)	(151,192)
Net loans	$13,761,386	$1,828,171	$180,991	$15,770,548

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

	Three Months Ended September 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,503,191	$291,727	$38,332	$5,833,250
CRE	2,139,943	516,945	96,739	2,753,627
Construction	599,652	6,200	5,916	611,768
Leases	441,513	—	—	441,513
Total Commercial	8,684,299	814,872	140,987	9,640,158
Mortgage	662,909	348,863	36,809	1,048,581
Installment	2,817,221	632,789	2,227	3,452,237
Home equity	1,194,165	190,947	51,994	1,437,106
Credit card	169,674	—	—	169,674
Total Consumer	4,843,969	1,172,599	91,030	6,107,598
Subtotal	13,528,268	1,987,471	232,017	15,747,756
Loss share receivable	—	—	12,371	12,371
Total loans	13,528,268	1,987,471	244,388	15,760,127
Allowance for loan losses	(102,153)	(4,143)	(40,840)	(147,136)
Net loans	$13,426,115	$1,983,328	$203,548	$15,612,991

	Three Months Ended June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,362,893	$376,541	$42,100	$5,781,534
CRE	2,156,511	554,681	112,035	2,823,227
Construction	579,249	6,258	8,082	593,589
Leases	408,384	—	—	408,384
Total Commercial	8,507,037	937,480	162,217	9,606,734
Mortgage	647,418	367,871	39,438	1,054,727
Installment	2,618,297	688,465	3,823	3,310,585
Home equity	1,156,019	209,185	59,556	1,424,760
Credit card	164,201	—	—	164,201
Total Consumer	4,585,935	1,265,521	102,817	5,954,273
Subtotal	13,092,972	2,203,001	265,034	15,561,007
Loss share receivable	—	—	16,354	16,354
Total loans	13,092,972	2,203,001	281,388	15,577,361
Allowance for loan losses	(98,529)	(7,434)	(40,595)	(146,558)
Net loans	$12,994,443	$2,195,567	$240,793	$15,430,803

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans acquired in an FDIC-assisted transaction. Includes non-single family loans for which the loss share agreement expired on March 31, 2015 and June 30, 2015.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	June 30, 2016			March 31, 2016			June 30, 2015
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$622,355			$724,095			$518,820
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,558,522	$28,018	2.03%	5,470,079	$27,763	2.04%	5,452,598	$27,098	1.99%
Obligations of states and political subdivisions (tax exempt)	702,550	7,755	4.44%	743,159	8,161	4.42%	724,653	8,443	4.67%
Other securities and federal funds sold	613,677	5,331	3.49%	592,144	5,386	3.66%	594,478	5,077	3.43%
Total investment securities and federal funds sold	6,874,749	41,104	2.40%	6,805,382	41,310	2.44%	6,771,729	40,618	2.41%
Loans held for sale	3,652	33	3.63%	5,253	52	3.98%	3,631	46	5.08%
Loans, including loss share receivable (2)	16,242,902	164,022	4.06%	16,079,447	163,285	4.08%	15,577,361	162,610	4.19%
Total earning assets	23,121,303	$205,159	3.57%	22,890,082	$204,647	3.60%	22,352,721	$203,274	3.65%
Total allowance for loan losses	(151,267)			(152,600)			(146,558)
Other assets	2,331,175			2,309,280			2,404,876
Total assets	$25,923,566			$25,770,857			$25,129,859
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$6,035,959	$—	—%	$5,990,796	$—	—%	$5,722,240	$—	—%
Interest-bearing	3,601,589	1,013	0.11%	3,590,598	929	0.10%	3,203,836	783	0.10%
Savings and money market accounts	9,223,623	5,641	0.25%	8,851,135	5,652	0.26%	8,467,845	5,588	0.26%
Certificates and other time deposits	2,106,279	3,116	0.60%	2,203,136	3,289	0.60%	2,288,741	2,510	0.44%
Total deposits	20,967,450	9,770	0.19%	20,635,665	9,870	0.19%	19,682,662	8,881	0.18%
Securities sold under agreements to repurchase	689,279	109	0.06%	844,290	265	0.13%	1,285,920	329	0.10%
Wholesale borrowings	376,838	1,121	1.20%	473,149	1,234	1.05%	393,379	1,129	1.15%
Long-term debt	519,376	4,262	3.30%	505,376	4,163	3.31%	508,744	3,917	3.09%
Total interest-bearing liabilities	16,516,984	15,262	0.37%	16,467,684	15,532	0.38%	16,148,465	14,256	0.35%
Other liabilities	358,405			342,210			366,722
Shareholders' equity	3,012,218			2,970,167			2,892,432
Total liabilities and shareholders' equity	$25,923,566			$25,770,857			$25,129,859
Net yield on earning assets	$23,121,303	$189,897	3.30%	$22,890,082	$189,115	3.32%	$22,352,721	$189,018	3.39%
Interest rate spread			3.20%			3.22%			3.30%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under U.S. generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $3.8 million, $4.0 million, and $3.9 million for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$673,225			$540,920
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,514,302	$55,782	2.03%	5,391,501	$53,858	2.01%
Obligations of states and political subdivisions (tax exempt)	722,854	15,916	4.43%	728,882	17,590	4.87%
Other securities and federal funds sold	602,910	10,717	3.57%	599,648	10,267	3.45%
Total investment securities and federal funds sold	6,840,066	82,415	2.42%	6,720,031	81,715	2.45%
Loans held for sale	4,453	85	3.84%	4,550	103	4.56%
Loans, including loss share receivable (2)	16,161,173	327,306	4.07%	15,502,686	324,902	4.23%
Total earning assets	23,005,692	$409,806	3.58%	22,227,267	$406,720	3.69%
Total allowance for loan losses	(151,935)			(145,467)
Other assets	2,319,665			2,393,014
Total assets	$25,846,647			$25,015,734
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$6,013,378	$—	—%	$5,725,483	$—	—%
Interest-bearing	3,596,094	1,942	0.11%	3,206,545	1,550	0.10%
Savings and money market accounts	9,037,379	11,293	0.25%	8,504,794	11,135	0.26%
Certificates and other time deposits	2,154,708	6,405	0.60%	2,298,677	4,687	0.41%
Total deposits	20,801,559	19,640	0.19%	19,735,499	17,372	0.18%
Securities sold under agreements to repurchase	766,785	374	0.10%	1,156,113	572	0.10%
Wholesale borrowings	424,993	2,355	1.11%	372,302	2,289	1.24%
Long-term debt	512,376	8,425	3.31%	505,125	7,915	3.16%
Total interest-bearing liabilities	16,492,335	30,794	0.38%	16,043,556	28,148	0.35%
Other liabilities	349,744			367,226
Shareholders' equity	2,991,190			2,879,469
Total liabilities and shareholders' equity	$25,846,647			$25,015,734
Net yield on earning assets	$23,005,692	$379,012	3.31%	$22,227,267	$378,572	3.43%
Interest rate spread			3.20%			3.34%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $7.8 million and $7.8 million for the six months ended June 30, 2016 and 2015, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)	Three Months Ended		Six Months Ended
	(In thousands, except per share amounts)	June 30,		June 30,
		2016	2015	2016	2015
	Interest income:
	Loans and loans held for sale	$162,977	$161,872	$325,255	$323,411
	Investment securities:
	Taxable	33,350	32,175	66,499	64,125
	Tax-exempt	5,013	5,327	10,274	11,353
	Total investment securities interest	38,363	37,502	76,773	75,478
	Total interest income	201,340	199,374	402,028	398,889
	Interest expense:
	Deposits:
	Interest-bearing	1,013	783	1,942	1,550
	Savings and money market accounts	5,641	5,588	11,293	11,135
	Certificates and other time deposits	3,116	2,510	6,405	4,687
	Federal funds purchased and securities sold under agreements to repurchase	109	329	374	572
	Wholesale borrowings	1,121	1,129	2,355	2,289
	Long-term debt	4,262	3,917	8,425	7,915
	Total interest expense	15,262	14,256	30,794	28,148
	Net interest income	186,078	185,118	371,234	370,741
	Provision for loan losses	6,391	8,966	14,200	17,214
	Net interest income after provision for loan losses	179,687	176,152	357,034	353,527
	Noninterest income:
	Trust department income	11,167	10,820	21,451	20,969
	Service charges on deposits	16,263	16,704	31,849	32,372
	Credit card fees	14,942	14,124	28,520	26,773
	ATM and other service fees	6,427	6,345	12,661	12,444
	Bank owned life insurance income	4,186	3,697	7,882	7,289
	Investment services and insurance	3,851	3,871	7,756	7,575
	Investment securities gains/(losses), net	2,164	567	2,459	921
	Loan sales and servicing income	1,995	3,276	3,847	4,876
	Other operating income	4,120	7,178	16,084	19,210
	Total noninterest income	65,115	66,582	132,509	132,429
	Noninterest expense:
	Salaries, wages, pension and employee benefits	86,789	86,020	172,669	176,546
	Net occupancy expense	13,466	13,727	28,240	29,681
	Equipment expense	12,078	12,592	24,486	23,617
	Stationery, supplies and postage	2,945	3,370	6,564	6,898
	Bankcard, loan processing and other costs	12,269	12,461	23,277	23,600
	Professional services	4,467	5,358	12,818	9,368
	Amortization of intangibles	2,304	2,598	4,608	5,196
	FDIC insurance expense	5,192	5,077	10,637	10,244
	Other operating expense	20,810	20,471	43,984	37,176
	Total noninterest expense	160,320	161,674	327,283	322,326
	Income before income tax expense	84,482	81,060	162,260	163,630
	Income tax expense	26,173	24,476	49,815	49,907
	Net income	$58,309	$56,584	$112,445	$113,723
Less:	Net income allocated to participating shareholders	496	467	955	937
	Preferred stock dividends	1,469	1,469	2,938	2,938
	Net income attributable to common shareholders	$56,344	$54,648	$108,552	$109,848
	Net income used in diluted EPS calculation	$56,344	$54,648	$108,552	$109,848
	Weighted average number of common shares outstanding - basic	166,188	165,736	165,966	165,574
	Weighted average number of common shares outstanding - diluted	166,807	166,277	166,563	166,089
	Basic earnings per common share	$0.34	$0.33	$0.65	$0.66
	Diluted earnings per common share	0.34	0.33	0.65	0.66
	Cash dividends per common share	0.17	0.16	0.34	0.32

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)	Three Months Ended			Six Months Ended
	June 30, 2016			June 30, 2016
(In thousands)	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$84,482	$26,173	$58,309	$162,260	$49,815	$112,445
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	31,489	11,431	20,058	79,868	28,994	50,874
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(4,549)	(1,651)	(2,898)	(5,990)	(1,799)	(4,191)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	2,164	786	1,378	2,459	893	1,566
Net change in unrealized gains/(losses) on securities available for sale	29,104	10,566	18,538	76,337	28,088	48,249
Pension plans and other postretirement benefits:
Amortization of actuarial gain	1,076	390	686	3,244	1,163	2,081
Amortization of prior service cost reclassified to other noninterest expense	(560)	(204)	(356)	(820)	(291)	(529)
Net change from defined benefit pension plans	516	186	330	2,424	872	1,552
Total other comprehensive gains/(losses)	29,620	10,752	18,868	78,761	28,960	49,801
Comprehensive income	$114,102	$36,925	$77,177	$241,021	$78,775	$162,246

	Three Months Ended			Six Months Ended
	June 30, 2015			June 30, 2015
(In thousands)	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$81,060	$24,476	$56,584	$163,630	$49,907	$113,723
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	(28,642)	(10,024)	(18,618)	5,475	1,916	3,559
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(575)	(203)	(372)	(1,079)	(378)	(701)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(567)	(198)	(369)	(921)	(322)	(599)
Net change in unrealized gains/(losses) on securities available for sale	(29,784)	(10,425)	(19,359)	3,475	1,216	2,259
Pension plans and other postretirement benefits:
Amortization of actuarial gain	1,138	399	739	2,276	797	1,479
Amortization of prior service cost reclassified to other noninterest expense	410	144	266	820	287	533
Net change from defined benefit pension plans	1,548	543	1,005	3,096	1,084	2,012
Total other comprehensive gains/(losses)	(28,236)	(9,882)	(18,354)	6,571	2,300	4,271
Comprehensive income	$52,824	$14,594	$38,230	$170,201	$52,207	$117,994

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME---LINKED QUARTERS

	Quarterly Results
(In thousands, except per share amounts)	2016	2016	2015	2015	2015
(Unaudited)	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Interest Income:
Loans and loans held for sale	$162,977	$162,278	$162,168	$162,204	$161,872
Investment securities	38,363	38,410	38,401	37,855	37,502
Total interest income	201,340	200,688	200,569	200,059	199,374
Interest expense:
Deposits:
Interest-bearing	1,013	929	754	750	783
Savings and money market accounts	5,641	5,652	5,611	5,639	5,588
Certificates and other time deposits	3,116	3,289	3,378	2,757	2,510
Federal funds purchased and securities sold under agreements to repurchase	109	265	300	254	329
Wholesale borrowings	1,121	1,234	1,202	1,171	1,129
Long-term debt	4,262	4,163	4,093	4,165	3,917
Total interest expense	15,262	15,532	15,338	14,736	14,256
Net interest income	186,078	185,156	185,231	185,323	185,118
Provision for loan losses	6,391	7,809	13,611	14,275	8,966
Net interest income after provision for loan losses	179,687	177,347	171,620	171,048	176,152
Noninterest income:
Trust department income	11,167	10,284	10,208	10,948	10,820
Service charges on deposits	16,263	15,586	16,793	17,295	16,704
Credit card fees	14,942	13,578	13,931	13,939	14,124
ATM and other service fees	6,427	6,234	6,626	6,518	6,345
Bank owned life insurance income	4,186	3,696	3,836	4,622	3,697
Investment services and insurance	3,851	3,905	3,816	4,032	3,871
Investment securities gains/(losses), net	2,164	295	(5)	41	567
Loan sales and servicing income	1,995	1,852	2,276	2,414	3,276
Other operating income	4,120	11,964	7,662	11,617	7,178
Total noninterest income	65,115	67,394	65,143	71,426	66,582
Noninterest expense:
Salaries, wages, pension and employee benefits	86,789	85,880	86,490	85,772	86,020
Net occupancy expense	13,466	14,774	12,716	13,540	13,727
Equipment expense	12,078	12,408	12,074	12,235	12,592
Stationery, supplies and postage	2,945	3,619	3,222	3,304	3,370
Bankcard, loan processing and other costs	12,269	11,008	11,146	12,335	12,461
Professional services	4,467	8,351	5,056	5,154	5,358
Amortization of intangibles	2,304	2,304	2,598	2,598	2,598
FDIC insurance expense	5,192	5,445	5,252	5,234	5,077
Other operating expense	20,810	23,174	17,068	20,570	20,471
Total noninterest expense	160,320	166,963	155,622	160,742	161,674
Income before income tax expense	84,482	77,778	81,141	81,732	81,060
Income tax expense	26,173	23,642	24,392	22,720	24,476
Net income	58,309	54,136	56,749	59,012	56,584
Less: Net income allocated to participating shareholders	496	387	453	477	467
Preferred stock dividends	1,469	1,469	1,469	1,469	1,469
Net income attributable to common shareholders	$56,344	$52,280	$54,827	$57,066	$54,648
Net income used in diluted EPS calculation	$56,344	$52,280	$54,827	$57,066	$54,648
Weighted-average number of common shares outstanding - basic	166,188	165,745	165,762	165,762	165,736
Weighted-average number of common shares outstanding- diluted	166,807	166,239	166,222	166,058	166,277
Basic earnings per common share	$0.34	$0.32	$0.33	$0.34	$0.33
Diluted earnings per common share	$0.34	$0.31	$0.33	$0.34	$0.33
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.16

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(In thousands)
	2016	2016	2015	2015	2015
Noninterest income detail	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Trust department income	$11,167	$10,284	$10,208	$10,948	$10,820
Service charges on deposits	16,263	15,586	16,793	17,295	16,704
Credit card fees	14,942	13,578	13,931	13,939	14,124
ATM and other service fees	6,427	6,234	6,626	6,518	6,345
Bank owned life insurance income	4,186	3,696	3,836	4,622	3,697
Investment services and insurance	3,851	3,905	3,816	4,032	3,871
Investment securities gains/(losses), net	2,164	295	(5)	41	567
Loan sales and servicing income	1,995	1,852	2,276	2,414	3,276
Other operating income	4,120	11,964	7,662	11,617	7,178
Total Noninterest Income	$65,115	$67,394	$65,143	$71,426	$66,582
	2016	2016	2015	2015	2015
Noninterest expense detail	2nd qtr	1st qtr	4th qtr	3rd qtr	2nd qtr
Salaries and wages	$68,752	$69,410	$68,151	$68,775	$67,485
Pension and employee benefits	18,037	16,470	18,339	16,997	18,535
Net occupancy expense	13,466	14,774	12,716	13,540	13,727
Equipment expense	12,078	12,408	12,074	12,235	12,592
Taxes, other than federal income taxes	1,922	2,031	2,096	2,003	2,032
Stationery, supplies and postage	2,945	3,619	3,222	3,304	3,370
Bankcard, loan processing and other costs	12,269	11,008	11,146	12,335	12,461
Advertising	3,685	3,260	3,386	4,278	3,103
Professional services	4,467	8,351	5,056	5,154	5,358
Telephone	2,115	2,424	2,530	2,480	2,599
Amortization of intangibles	2,304	2,304	2,598	2,598	2,598
FDIC insurance expense	5,192	5,445	5,252	5,234	5,077
Other operating expense	13,088	15,459	9,056	11,809	12,737
Total Noninterest Expense	$160,320	$166,963	$155,622	$160,742	$161,674

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans, FDIC acquired loans, and covered OREO) (1)

	(Unaudited)					(Audited)
(Dollars in thousands)	Quarterly Periods					Annual Period
	June 30,	March 31,	December 31,	September 30,	June 30,	December 31,
Allowance for Credit Losses	2016	2016	2015	2015	2015	2015
Allowance for originated loan losses, beginning of period	$102,915	$105,135	$104,055	$101,682	$97,545	$95,696
Provision for originated loan losses	6,947	5,410	12,487	10,402	10,809	39,734
Charge-offs	10,798	13,014	15,514	13,398	11,298	48,778
Recoveries	6,111	5,384	4,107	5,369	4,626	18,483
Net charge-offs	4,687	7,630	11,407	8,029	6,672	30,295
Allowance for originated loan losses, end of period	$105,175	$102,915	$105,135	$104,055	$101,682	$105,135
Reserve for unfunded lending commitments,
beginning of period	$4,944	$4,068	$3,574	$3,905	$4,330	$5,848
Provision for (relief of) credit losses	(832)	876	494	(331)	(425)	(1,780)
Reserve for unfunded lending commitments,
end of period	$4,112	$4,944	$4,068	$3,574	$3,905	$4,068
Allowance for Credit Losses	$109,287	$107,859	$109,203	$107,629	$105,587	$109,203
Ratios
Provision for loan losses to average loans	0.19%	0.15%	0.36%	0.31%	0.33%	0.30%
Net charge-offs to average loans	0.13%	0.22%	0.33%	0.24%	0.20%	0.23%
Allowance for loan losses to period-end loans	0.72%	0.72%	0.74%	0.76%	0.76%	0.74%
Allowance for credit losses to period-end loans	0.75%	0.75%	0.77%	0.79%	0.79%	0.77%
Allowance for loan losses to nonperforming loans	124.77%	139.64%	238.37%	221.22%	184.40%	238.37%
Allowance for credit losses to nonperforming loans	129.65%	146.35%	247.60%	228.82%	191.48%	247.60%
Asset Quality
Impaired originated loans:
Commercial loans	$66,942	$56,726	$28,108	$30,821	$37,889	$28,108
Consumer loans	17,355	16,975	15,997	16,215	17,253	15,997
Total nonperforming loans	84,297	73,701	44,105	47,036	55,142	44,105
Other real estate owned ("OREO"), noncovered (2)	31,356	38,592	50,393	60,022	62,169	50,393
Total nonperforming assets ("NPAs") (2)	$115,653	$112,293	$94,498	$107,058	$117,311	$94,498
NPAs to period-end loans + noncovered OREO (2)	0.79%	0.78%	0.67%	0.78%	0.87%	0.67%
Accruing originated loans past due 90 days or more	$8,008	$9,361	$8,022	$9,888	$8,009	$8,022

(1) Due to the impact of business combination accounting and the protection afforded by FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and FDIC acquired loans, and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of June 30, 2016, $65.0 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(2) As of June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, $19.0 million, $25.5 million, $33.5 million, $40.0 million, and $42.0 million respectively, of OREO was no longer covered by FDIC loss share agreements, and therefore, was included in NPAs. OREO that remains covered by FDIC loss share agreements has considerable protection against credit risk and is not reported as NPAs.

FirstMerit Corporation Reports Second Quarter 2016 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and FDIC acquired loans) (1)

(Unaudited)	Three Months Ended		Six Months Ended		Year Ended
(Dollars in thousands)	June 30,		June 30,		December 31,
	2016	2015	2016	2015	2015
Allowance for originated loan losses - beginning of period	$102,915	$97,545	$105,135	$95,696	$95,696
Loans charged off:
Commercial	2,634	3,577	5,882	4,262	15,270
Mortgage	708	373	1,158	797	1,443
Installment	4,548	4,621	10,858	9,226	19,546
Home equity	937	971	1,964	1,882	4,032
Credit cards	1,031	1,209	2,484	2,661	4,867
Leases	—	—	—	—	1,268
Overdrafts	940	547	1,468	1,037	2,352
Total	10,798	11,298	23,814	19,865	48,778
Recoveries:
Commercial	1,509	448	2,045	773	1,798
Mortgage	45	89	65	124	257
Installment	3,337	2,716	6,951	5,584	11,062
Home equity	499	839	1,123	1,452	2,606
Credit cards	421	358	778	724	1,395
Manufactured housing	4	6	10	19	31
Leases	29	3	49	7	787
Overdrafts	267	167	476	323	547
Total	6,111	4,626	11,497	9,006	18,483
Net charge-offs	4,687	6,672	12,317	10,859	30,295
Provision for originated loan losses	6,947	10,809	12,357	16,845	39,734
Allowance for originated loan losses-end of period	$105,175	$101,682	$105,175	$101,682	$105,135

Average originated loans	$14,489,924	$13,092,972	$14,338,858	$12,892,495	$13,297,594
Ratio (annualized) to average originated loans:
Originated net charge-offs	0.13%	0.20%	0.17%	0.17%	0.23%
Provision for originated loan losses	0.19%	0.33%	0.17%	0.26%	0.30%
Originated Loans, period-end	$14,665,631	$13,355,912	$14,665,631	$13,355,912	$14,118,505

Allowance for credit losses:	$109,287	$105,587	$109,287	$105,587	$109,203
To (annualized) net charge-offs	5.80	3.95	4.41	4.82	3.60
Allowance for originated loan losses:
To period-end originated loans	0.72%	0.76%	0.72%	0.76%	0.74%
To (annualized) net originated charge-offs	5.58	3.80	4.25	4.64	3.47

(1) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015, respectively. As of June 30, 2016, $65.0 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.